UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐  Definitive Proxy Statement.
☑  Definitive Additional Materials.
☐  Soliciting Material Pursuant to §240.14a-12.

Federal National Mortgage Association
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1

Notice to Registered Shareholders:
You have received, or will receive shortly, a proxy card for the Fannie Mae 2008 Annual Meeting of Shareholders to be held on May 20, 2008. Due to a printing error by the independent proxy distribution agent, you received an incorrect proxy card. Proposal 1 should have offered you the option to vote FOR or AGAINST each individual director nominee identified in the Proxy Statement.
We have therefore enclosed a corrected proxy card that lists the correct voting options for Proposal 1. Whether or not you have previously completed and returned a proxy card, we urge you to sign, date and return the enclosed corrected proxy card in the envelope provided so that it is received by May 19. Votes on the incorrect proxy card will be disregarded for all purposes.
PLEASE NOTE THAT IF YOU HAVE ALREADY VOTED VIA TELEPHONE OR INTERNET, YOU CAN DISREGARD THIS NOTICE.
Fannie Mae regrets any inconvenience or confusion caused by the mailing of an erroneous proxy card. Fannie Mae and the distribution agent (which is bearing the cost of this additional printing and mailing) chose to provide the corrected proxy cards to ensure the integrity of the voting process.

FANNIE MAE 3900 WISCONSIN AVENUE NW WASHINGTON, DC 20016 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2008. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs Fannie Mae incurs in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above about how to vote by Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY TELEPHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2008. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Fannie Mae, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by close of business on May 19, 2008. Your voting instructions are confidential. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:FANMA1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FANNIE MAE The Board of Directors recommends a vote FOR Proposals 1 and 2. COMPANY PROPOSALS For Against 1. Proposal to elect 12 directors 01) Stephen B. Ashley 02) Dennis R. Beresford 03) Louis J. Freeh 04) Brenda J. Gaines 05) Karen N. Horn, Ph.D. 06) Bridget A. Macaskill 07) Daniel H. Mudd 08) Leslie Rahl 09) John C. Sites, Jr. 10) Greg C. Smith 11) H. Patrick Swygert 12) John K. Wulff For Against Abstain 2. Proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2008. The Board of Directors recommends a vote AGAINST Proposal 3. SHAREHOLDER PROPOSAL For Against Abstain 3. Proposal to authorize cumulative voting. Yes No Please indicate if you plan to attend this meeting. Please date and sign below exactly as your name or names appear(s) on this proxy card. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Any person signing in a fiduciary capacity should indicate his or her full title in the fidiciary capacity. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2008 You, the undersigned shareholder, appoint each of Louis J. Freeh, Karen N. Horn and Brenda J. Gaines, your attorney-in-fact and proxy, with full power of substitution, to vote on your behalf shares of Fannie Mae common stock that you would be entitled to vote at the 2008 Annual Meeting of Shareholders, and any adjournment of the meeting, with all powers that you would have if you were personally present at the meeting. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted FOR Proposals 1 and 2, and AGAINST Proposal 3. Voting Methods: If you wish to vote by mail, please sign your name exactly as it appears on this proxy and mark, date and return it in the enclosed envelope. If you wish to vote by Internet or telephone, please follow the instructions on the reverse side. If you submit your proxy by Internet or telephone, please do not return your proxy card.